Incoming, Inc. 8-K

Exhibit 10.1

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (the “Agreement”), dated September 30, 2009 (the “Agreement”) is entered into by and among National Association of Professional Minorities, a limited liability company organized and existing under the laws of New Jersey, (“NAPM”), Incoming, Inc., a Nevada corporation  (“ICNN”), and the members of NAPM as listed in Exhibit A to this Agreement (collectively the “NAPM Members”) (ICNN, NAPM and each of the NAPM Members each a “Party” and collectively the “Parties”).

WHEREAS, the NAPM Members collectively own a 100% interest in NAPM (the "NAPM Units");

WHEREAS,  the Parties consider it in their best interests for the NAPM members to exchange the NAPM Units for One Million (1,000,000) shares of common stock of ICNN, par value $ 0.001 per share (the “ICNN Shares”); and

WHEREAS, it is the intention of the Parties that: (i) ICNN shall acquire 100% of the NAPM Units in exchange  for the ICNN Shares set forth herein; (ii) In addition to the ICNN Shares, the NAPM Members shall also receive as consideration options to purchase additional shares of ICNN common stock as set forth herein (the “ICNN Options”); and (iii) said exchange shall qualify as a transaction in securities exempt from registration or qualification under regulation D of  the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”).

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, and for other good and valuable consideration, the sum and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I
EXCHANGE OF UNITS FOR COMMON STOCK

Section 1.1 Exchange of NAPM Units for ICNN Shares.

On the Closing Date (as hereinafter defined) and subject to the terms and conditions set forth in this Agreement, NAPM Members shall sell, assign, transfer, convey and deliver the NAPM Units (representing 100% of the issued and outstanding NAPM Units), to ICNN, and ICNN shall accept the NAPM Units from the NAPM Members in exchange for:

(a)
the issuance to the NAPM Members of a total of One Million (1,000,000) newly issued common shares of ICNN, as allocated and set forth opposite of the names of  each of the NAPM Members in Exhibit A hereto; and

(b)
the issuance to the NAPM Members of options to purchase a total of Two Million (2,000,000)  common shares of ICNN at an exercise price of Fifty Cents ($0.50) per share, pursuant to an option agreement in the form set forth in Exhibit B hereto,  the options to be  allocated as set forth opposite of the names of  each of the NAPM Members in Exhibit A hereto.

Section 1.2 Capitalization.

On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, ICNN shall have authorized (a) 75,000,000  shares of Common Stock, par value $ 0.001 per share, of which 9,570,000  shares shall be issued and outstanding, all of which are duly authorized, validly issued and fully paid.

Section 1.3 Closing.

The closing of the transactions contemplated by this Agreement (“Closing”) shall take place at 10:00 a.m. E.S.T. on or before October 1, 2009 (“Closing Date”) at a place mutually agreed upon by the Parties. At the Closing, NAPM Members shall deliver to ICNN  100% of the NAPM Units.  In full consideration and exchange for the NAPM Units, ICNN shall issue and exchange with NAPM Members the ICNN Shares, and the ICNN Options.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF ICNN

ICNN hereby, jointly and severally, represents, warrants and agrees as follows:

Section 2.1 Corporate Organization.

(a)
ICNN is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and to conduct its business and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by ICNN or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of ICNN (a "ICNN Material Adverse Effect").

(b)
Copies of the Articles of Incorporation and By-laws of ICNN, with all amendments thereto as of the date hereof, have been furnished to NAPM and the NAPM Members, and such copies are accurate and complete as of the date hereof. The minute books of ICNN are current as required by law, contain the minutes of all meetings of the Board of Directors and shareholders of ICNN from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors and shareholders of ICNN.

Section 2.2 Capitalization of ICNN.

Immediately prior to the issuance of the ICNN Shares, the  authorized capital stock of ICNN consists of (a) 75,000,000  shares of Common Stock, par value $0.001 per share, of which 9,570,000  shares are issued and outstanding, all of which are duly authorized, validly issued and fully paid. The Parties agree that they have been informed of the issuances of the ICNN Shares, and that all such issuances of ICNN Shares pursuant to this Agreement will be in accordance with the provisions of this Agreement. All of the ICNN Shares to be issued pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable and no personal liability will attach to the ownership thereof and in each instance, shall have been issued in accordance with the registration requirements of applicable securities laws or an exemption therefrom.  As of the date of this Agreement there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any un-issued or treasury shares of capital stock of ICNN.

Section 2.3 Subsidiaries and Equity Investments.

 ICNN has no subsidiaries or equity interest in any corporation, partnership or joint venture.

Section 2.4 Authorization and Validity of Agreements.

ICNN has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and upon the execution and delivery by NAPM and the NAPM Members and the performance of their obligations herein, will constitute, a legal, valid and binding obligation of ICNN. The execution and delivery of this Agreement by ICNN and the consummation by ICNN of the transactions contemplated hereby have been duly authorized by all necessary corporate action of ICNN, and no other corporate proceedings on the part of ICNN are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section2.5 No Conflict or Violation.

The execution, delivery and performance of this Agreement by ICNN do not and will not (i) violate or conflict with any provision of its Articles of Incorporation or By-laws, (ii) violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, (iii) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give to any other entity any right of termination, amendment, acceleration or cancellation of, any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which ICNN is a Party or by which it is bound or to which any of its respective properties or assets is subject, (iv) result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of ICNN, or (v) result in the cancellation, modification, revocation or suspension of any of the licenses, franchises or permits to which ICNN is bound.

Section 2.6 Consents and Approvals.

No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, is required in connection with the execution and delivery of this Agreement by ICNN or the performance by ICNN of its obligations hereunder.

Section 2.7 Absence of Certain Changes or Events.

(a)
As of the date of this Agreement, ICNN does not know or have reason to know of any event, condition, circumstance or prospective development which threatens or may threaten to have a material adverse effect on the assets, properties, operations, prospects, net income or financial condition of ICNN.

(b)	There has not been any declaration, setting aside or payment of dividends or distributions with respect to shares of capital stock of ICNN; and

Section 2.8 Disclosure.

This Agreement and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of ICNN in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.9 Financial Statements.

The audited balance sheet of ICNN and related statements of operations, cash flow and shareholders' equity (“ICNN Financial Statements”) fairly present in all material respects the financial position of ICNN as of the respective dates thereof.  All notes and statements contained within the Financial Statements  fairly present in all material respects the results of operations, changes in shareholders' equity and cash flows of ICNN for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein.

Section 2.10 Absence of Changes; No Undisclosed Liabilities.

Except as disclosed in any Form 10-K and Form 10-Q, ICNN has not incurred any liability material to ICNN on a consolidated basis, except in the ordinary course of its business, consistent with past practices; suffered a change, or any event involving a prospective change, in the business, assets, financial condition, or results of operations of ICNN which has had, or is reasonably likely to have, individually or in the aggregate, an ICNN Material Adverse Effect, (other than as a result of changes or proposed changes in federal or state regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles, and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by ICNN to NAPM pursuant hereto); or conducted its business and operations other than in the ordinary course of business and consistent with past practices. ICNN has no liability except for (a) liabilities set forth on the face of the most recent balance sheet included in the ICNN Financial Statements, and (b) liabilities which have arisen after the date of such balance sheet in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, tort, infringement, or violation of law). ICNN is not aware of any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any liability which individually or in the aggregate is reasonably likely to have a ICNN Material Adverse Effect.

Section 2.11 Litigation.

There is no action, suit, proceeding or investigation pending or threatened against the Company or any subsidiary that may affect the validity of this Agreement or the right of ICNN to enter into this Agreement or to consummate the transactions contemplated hereby.

Section 2.12 Securities Laws.

ICNN has complied in all material respects with applicable federal and state securities laws, rules and regulations, including the Sarbanes Oxley Act of 2002, as such laws, rules and regulations apply to ICNN and its securities; and all shares of capital stock of the Company have been issued in accordance with applicable federal and state securities laws, rules and regulations. There are no stop orders in effect with respect to any of the Company’s securities.

Section 2.13 Tax.

ICNN has paid all taxes due to date, if any.

Section 2.14 34 Act Reports.

None of ICNN’s filings with the SEC contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, in light of the circumstances in which they were made.

Section 2.15Survival.

Each of the representations and warranties set forth in this Article II shall be deemed represented and made by ICNN at the Closing as if made at such time and shall survive the Closing for a period terminating on the second anniversary of the date of this Agreement.

Section 2.16 Employees.

ICNN has no employees, employee benefit plan, program or arrangement, or employment, severance or consulting agreements.  ICNN’s current officers and directors serve without compensation. ICNN has no bonus, pension, profit-sharing or other plans or commitments with respect to any of its officers, directors, agents, or any other individuals or entities.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF NAPM AND NAPM MEMBERS

Section 3.1NAPM , represents, warrants and agrees as follows:

Section 3.1.1 Organization.

NAPM is a Limited Liability Company, duly organized, validly existing and in good standing under the laws of the state of New Jersey, USA,  and has all requisite  power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business, is in good standing in each jurisdiction wherein the nature of the business conducted by NAPM or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of NAPM (a “NAPM Material Adverse Effect”).  Copies of the Operating Agreement of NAPM with all amendments thereto to as of the date hereof, have been furnished to ICNN, and such copies are accurate and complete as of the date hereof. The books of NAPM are current and adequately reflect all material actions taken by the NAPM Members.

Section 3.1.2 Authorization and Validity of Agreements.

NAPM has all  power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by NAPM and the consummation of the transactions contemplated hereby have been duly authorized by all necessary  action and no other proceedings on the part of NAPM are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The NAPM Members have approved this Agreement on behalf of NAPM and no other approvals are required to consummate the transactions contemplated hereby. NAPM Members are competent to execute this Agreement, and have the power to execute and perform this Agreement. No other proceedings on the part of NAPM or NAPM Members are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 3.1.3 No Conflict or Violation.

The execution, delivery and performance of this Agreement by NAPM or NAPM Members does not and will not violate or conflict with any provision of the constituent documents of NAPM, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which NAPM or NAPM Members is a Party or by which it is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of NAPM or NAPM Members, nor result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which NAPM or NAPM Members is bound.

Section 3.1.4 Capitalization.

The column of Exhibit A setting forth ownership percentages of the NAPM Members is a complete and accurate representation of the capitalization of NAPM before consummation of the transactions contemplated by this Agreement.

Section 3.2Each of the NAPM Members severally represents, warrants and agrees as follows:

Section 3.2.1 Investment Representations.

The ICNN Shares will be acquired hereunder solely for the account of the NAPM Members, for investment, and not with a view to the resale or distribution thereof. NAPM Members understand and are able to bear any economic risks associated with such investment in the ICNN Shares. NAPM Members have had full access to all the information such members consider necessary or appropriate to make informed investment decisions with respect to the ICNN Shares to be acquired under this Agreement. NAPM Members further have had an opportunity to ask questions and receive answers from ICNN’s directors regarding ICNN and to obtain additional information (to the extent ICNN’s directors possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such shareholder or to which such shareholder had access. NAPM Members are at the time of the offer and execution of this Agreement, either domiciled and resident outside the United States (a “Foreign Shareholder”) and or are each an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act).

Section 3.2.2 Brokers’ Fees.

NAPM Members have no liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

Section 3.2.3 Disclosure.

This Agreement, the exhibits hereto and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of NAPM or the NAPM Members in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 3.3 Survival.

Each of the representations and warranties set forth in this Article III shall be deemed represented and made by NAPM and the NAPM Members at the Closing as if made at such time and shall survive the Closing for a period terminating on the second anniversary of the date of this Agreement.

ARTICLE IV
COVENANTS

Section 4.1 Certain Changes and Conduct of Business.

From and after the date of this Agreement and until the Closing Date, ICNN shall conduct its business solely in the ordinary course consistent with past practices and, in a manner consistent with all representations, warranties or covenants of ICNN, and without the prior written consent of NAPM will not, except as required or permitted pursuant to the terms hereof:

i.	make any material change in the conduct of its businesses and/or operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

ii.
make any change in its Articles of Incorporation or By-laws; issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

iii.
incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, or issue any securities convertible or exchangeable for debt or equity securities of ICNN;

iv.	acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

v.	make or commit to make any material capital expenditures;

vi.	guarantee any indebtedness for borrowed money or any other obligation of any other person;

vIi.	take any other action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct in all material respects;

Section 4.2 Access to Properties and Records.

ICNN shall afford to NAPM's (and each of the NAPM Members’) accountants, counsel and authorized representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of ICNN’s books, contracts, commitments and records and, during such period, shall furnish promptly to the requesting Party all other information concerning ICNN's business as the requesting Party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 4.2 shall affect any representation or warranty of or the conditions to the obligations of any Party.

Section 4.3 Consents and Approvals. The Parties shall:

use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement.

Section 4.4 Public Announcement.

Unless otherwise required by applicable law, the Parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

ARTICLE V
TERMINATION AND ABANDONMENT

Section 5.1 Methods of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

(a)	By the mutual written consent of NAPM, NAPM Members, and ICNN;

(b)	By ICNN, upon a material breach of any representation, warranty, covenant or agreement on the part of NAPM or NAPM Members set forth in this Agreement.

(c)	By NAPM, upon a material breach of any representation, warranty, covenant or agreement on the part of ICNN set forth in this Agreement

(d)	By either ICNN or NAPM, if the Closing shall not have consummated on or before the Closing Date, provided, however, that this Agreement may be extended by written consent of both NAPM and ICNN.

(e)
By either NAPM or ICNN if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the Parties hereto shall use its best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement.

Section 5.2Procedure Upon Termination.

In the event of termination and abandonment of this Agreement by NAPM or ICNN pursuant to Section 5.1, written notice thereof shall forthwith be given to the other Parties, this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action. If this Agreement is terminated as provided herein, no Party to this Agreement shall have any liability or further obligation to any other Party to this Agreement; provided, however, that no termination of this Agreement pursuant to this Article V shall relieve any Party of liability for a breach of any provision of this Agreement occurring before such termination.

ARTICLE VI
MISCELLANEOUS PROVISIONS

Section 6.1 Survival of Provisions.

The respective representations, warranties, covenants and agreements of each of the Parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement.   In the event of a breach of any of such representations, warranties or covenants, the Party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such Party on or before the Closing Date.

Section 6.2 Successors and Assigns.

This Agreement shall inure to the benefit of, and be binding upon, the Parties hereto and their respective successors and assigns; provided, however, that no Party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other Parties.

Section 6.3 Fees and Expenses.

Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees, costs or expenses.

Section 6.4 Notices.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the Parties or to such other persons or at such other addresses as shall be furnished by any Party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 6.4 are concerned unless  notice of such change shall have been given to such other Party hereto as provided in this Section 6.4

Section 6.5 Entire Agreement.

This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the Parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the Parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 6.6 Severability.

This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 6.7 Titles and Headings.

The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 6.8 Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed one and the same agreement. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

Section 6.9 Convenience of Forum; Consent to Jurisdiction.

The Parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of the courts of the State of Nevada in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any Party to this Agreement by personal service at any place where it may be found or giving notice to such Party as provided in Section 6.4.

Section 6.10 Governing Law.

This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Nevada without giving effect to the choice of law provisions thereof.

Section 6.11 Amendments and Waivers.

No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties hereto. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this EXCHANGE AGREEMENT as of the date first above written.

NAPM Holdings,Ltd.

By:	/s/ Guy Avivi

Print Name:	Guy Avivi

Title:	President

NAPM Members :

/s/ Joseph DiCostanzo	/s/ Guy Avivi
JOSEPH DiCOSTANZO	GUY AVIVI
/s/ David Gutman	/s/ Ephren Taylor
DAVID GUTMAN	EPHREN TAYLOR
/s/ Eyal Avivi	/s/ Richard Cuccinello
EYAL AVIVI	RICHARD CUCCINELLO

Incoming, Inc.

By:	/s/ Ephren Taylor

Print Name:	Ephren Taylor

Title:	President, Director

EXHIBIT A

Exhibit A, to that certain Share Exchange Agreement, dated September 23, 2009, between Incoming, Inc., a Nevada corporation (“Incoming”), the National Association of Professional Minorities (“NAPM”), and the the members of NAPM (the “NAPM Members”).

NAPM Member	NAPM % Held/Transferred to ICNN	ICNN Shares Issued to NAPM Member	ICNN Options issued to NAPM member
JOSEPH DiCOSTANZO	10.83%	108,300	216,600
DAVID GUTMAN	10.83%	108,300	216,600
EYAL AVIVI	21.67%	216,700	433,400
GUY AVIVI	21.67%	216,700	433,400
EPHREN TAYLOR	25.00%	250,000	500,000
RICHARD CUCCINELLO	10.00%	100,000	200,000
TOTAL:	100%	1,000,000	2,000,000

EXHIBIT B   to that certain Share Exchange Agreement, dated September 23, 2009, between Incoming, Inc., a Nevada corporation (“Incoming”), the National Association of Professional Minorities (“NAPM”), and the the members of NAPM (the “NAPM Members”).

OPTION AGREEMENT

This Option Agreement is entered into as of this 1st day of October 2009 by and between Incoming, Inc., a Nevada corporation (the “Company”), and ______________ (the "Holder") with reference to the following:

WHEREAS, concurrently with the execution of this Option Agreement, Holder and the Company have executed an Exchange Agreement whereby the Holder exchanged 100% of the Holder’s interest in the National Association of Professional Minorities, a limited liability company organized and existing under the laws of New Jersey (“NAPM”), for certain shares of the Company’s common stock; and

WHEREAS, Pursuant to the terms and conditions of the Exchange Agreement, the Company grants to Holder an option to purchase additional shares of the Company upon the terms and conditions set forth in this Option Agreement.

NOW, THEREFORE, the Company and Holder hereby agree as follows:

1. Grant of Option. In consideration of the Holder’s acceptance of the Company’s offer to exchange the Holder’s interest in NAPM for the Company’s common stock, the Company hereby grants to Holder an option (the "Option") to purchase up to ___________ shares of the Company's common stock (the “Shares”). The Option shall also extend to and encompass any and all shares of common stock or other securities which may be paid or issued by the Company with respect to the Shares, whether by reason of a stock split, stock dividend, merger, reorganization or similar transaction. The Option shall vest and may be exercised according to the Vesting Schedule (the “Vesting Schedule”) set forth in Section 3, below.

2. Exercise Price; Term; Manner of Exercise. The Option, which shall vest and may be exercised according to the Vesting Schedule provided for in Section 3, entitles Holder to purchase vested Shares from the Company at any time after the first anniversary of this Option Agreement (the "First Exercise Date"). Subject to adjustments as provided for herein, the exercise price of the Shares is Fifty Cents ($0.50) per share.  The Option for any vested shares must be exercised within five years of full vesting of all Shares.  The Holder may exercise the vested portion of the Option at any time during the term of the Option after the First Exercise Date by providing the Company with a written notice stating that the Option has been exercised and by delivering to the Company a check in the amount of the purchase price for each share purchased upon the exercise of the Option. The per share exercise price shall be subject to adjustment for stock splits, stock dividends, mergers, recapitalizations or other similar events. For example, if there is a two-for-one stock split of the Company's Common Stock prior to the exercise of the Option, the exercise price per share of previously vested Option shares shall be adjusted to half that amount, and the number of shares subject to the Option will double.

3. Vesting Schedule. Provided that the Option has not been terminated prior to such date, the Option shall vest and may be exercised on the following schedule: One-fifth (1/5) of all of the Options (initially, __________ Shares) shall vest and may be exercised on or after the first anniversary of this Option Agreement; thereafter, for each of the next 4 years, an additional one-tenth (1/5) of all of the Options shall vest and may be exercised on or after each anniversary of this Option Agreement. Options that have become vested and are exercisable shall, after the date of vesting, remain subject to exercise during the term of the Option.  All ____________ Shares of the Option will have vested and may be exercised on or after the fifth anniversary of this Option Agreement until the fifteenth anniversary of this Option Agreement.

4. Covenants of the Company. The Company covenants and agrees with Holder that the Company shall not take or suffer any action that would jeopardize Holder's rights under this Option Agreement and that the Company shall, at all times during the term of this Option Agreement, keep a number of the Company Shares equal to the shares subject to the Option free and clear of any liens, claims, encumbrances or interests of any kind.

5. Successors and Assigns. This Option Agreement shall inure to the benefit of the successors and assigns of Holder and shall be binding on the successors and assigns of the Company.

6. Governing Law; Disputes. This Option Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada, without regard to conflicts of law principles, according to its fair meaning and not in favor of or against either the Company or Holder.

7. Legend on Shares of Common Stock. Holder hereby acknowledges and agrees that the shares to be received by Holder upon the exercise of the Option have not been registered under the Securities Act of 1933, and that the stock certificates representing such shares shall bear such restrictive legends as the Company or the Company's counsel deem necessary or advisable under applicable law. Accordingly, Holder hereby agrees and acknowledges that the shares purchased upon the exercise of the Option may not be sold until a registration statement under the Securities Act of 1933 shall have become effective for such shares or until an exemption from registration is available under the Securities Act of 1933.

IN WITNESS WHEREOF, Holder and the Company have executed this Option Agreement on the date and year first above written.

COMPANY

By:

Ephren W. Taylor II, President

HOLDER

By: